Exhibit 10.42
July 29, 2008
Joseph R. LaLeggia
Irwin Commercial Finance — Vancouver
666 Burrard Street, Suite 300 Park Place
Vancouver, B.C. V6C2X8
CANADA
     Re: Redemption Agreement
Dear Joe:
     This letter sets forth the agreement (“Agreement”) between Irwin Commercial Finance Corporation (“ICF”) and you (the “Shareholder”) with respect to the redemption by ICF of all of your shares of ICF common stock (“Shares”) in connection with the sale of substantially all of the assets of Irwin Commercial Finance Canada Corporation to RoyNat, Inc. (the “RoyNat Sale”). Terms used but not otherwise defined herein have the meanings ascribed to them in that certain First Amended and Restated Shareholder Agreement dated May 15, 2007 (the “Shareholder Agreement”) by and among ICF, Irwin Union Bank and Trust Company, you, and the other Option Holders named therein.
     In consideration of the mutual promises contained herein and in the Shareholder Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Deemed Call Exercise. The parties hereby agree that the execution and delivery of this Agreement shall constitute the delivery of a Call notice delivered by ICF under the Shareholder Agreement.
     2. Valuation. The parties acknowledge that ICF has, at the direction of its Board of Directors, engaged the Griffing Group as an independent appraiser to conduct, in accordance with past practice, an appraisal of ICF as of June 30, 2008, upon which the Board’s determination of Fair Market Value of the Shares has been based for purposes hereof. The parties agree that the Purchase Price described in Section 4 below reflects the Fair Market Value of the Shares for purposes hereof.
     3. Call Closing. In accordance with Section 4.4 of the Shareholder Agreement, the parties hereby agree that the purchase and sale of the Shares shall be structured as a redemption, to be held simultaneously with the closing of the RoyNat Sale on July 30, 2008 (the “Call Closing”). At such Call Closing, ICF shall purchase, and the Shareholder shall sell, all of the Shares issuable upon the Shareholder’s exercise of his option for such Shares in accordance with the Shareholder’s Option Agreement with ICF, as amended. ICF hereby acknowledges receipt of notice of such exercise by Shareholder.

     4. Preliminary Repurchase Price. Notwithstanding anything herein or in the Shareholder Agreement to the contrary, the purchase price for the Shares shall be equal to $47,000.00 per Share (the “Purchase Price”).
     5. Payment of Repurchase Price. At the Call Closing, the Purchase Price shall be paid to Shareholder, net of the Exercise Price payable by the Shareholder upon the exercise of his Option and applicable withholding taxes.
     6. Transfer of Shares. At the Call Closing, in exchange for the payment of the Purchase Price, the Shareholder shall instruct the Corporate Governance Manager and Policy Coordinator of Irwin Financial Corporation to cause the certificate for the purchased and sold Shares to be transferred to ICF, whereupon it shall be cancelled on the stock ledger of ICF.
     7. Entire Agreement. This Agreement, together with the Shareholder Agreement referred to herein and the Option Agreement, as amended, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersedes and preempts any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.
     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflicts of laws provisions thereof.
     10. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
[signature page follows]

     By signing below, the Shareholder accepts and agrees to the terms of this Agreement as of the date of this letter.

Sincerely,

Irwin Commercial Finance Corporation

By:	/s/ William I . Miller
Title:	Chairman

Accepted and agreed to:

/s/ Joseph R. LaLeggia
Joseph R. LaLeggia

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